UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 21, 2009

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10077 South 134th Street Omaha, NE	68138
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 21, 2009, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), and its wholly-owned subsidiaries, ProConn, LLC, a Nebraska limited liability company, and Exact Logistics, LLC, a Nebraska limited liability company, entered into Amendment No. 3 (the “Third Amendment”) to Loan Agreement (the “Loan Agreement”) with First National Bank of Omaha, a national banking association (the “Lender”) and Amendment No. 1 to Revolving Note to and in favor of the Lender. The Third Amendment and Amendment No. 1 to the Revolving Note reflect the decrease in the principal amount of the revolving credit facility from $40 million to $37.48 million.
     The disclosures set forth in Item 1.01 of the (i) Form 8-K dated November 14, 2006 and filed on November 20, 2006, (ii) Form 8-K dated September 17, 2007 and filed on September 21, 2007, and (iii) Form 8-K dated November 19, 2008, and filed on November 25, 2008, hereby are incorporated by reference into this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth in Item 1.01 of this Current Report on Form 8-K for a discussion of the terms of the Third Amendment to the Loan Agreement and Amendment No. 1 to the Revolving Note.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment No. 3 dated August 21, 2009, to the Loan Agreement with First National Bank of Omaha

10.2	Amendment No. 1 dated August 21, 2009, to Revolving Note to and in favor of First National Bank of Omaha

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: August 27, 2009	By:	/s/ Tara Chicatelli
Tara Chicatelli, Chief Financial Officer

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